As filed with the Securities and Exchange Commission on June17, 2008.
                                                                                                          Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

BUCKEYE TECHNOLOGIES INC.

(Exact name of Registrant as specified in its charter)

Delaware	1001 Tillman Street, Memphis, TN 38112		62-1518973
(State of Incorporation)	(Address of principal executive offices) (Zip Code)		(I.R.S. Employer Identification No.)
BUCKEYE TECHNOLOGIES INC. 2007 OMNIBUS INCENTIVE COMPENSATION PLAN (Full Title of the Plan)
John B. Crowe
Chairman of the Board of Directors and
Chief Executive Officer
Buckeye Technologies Inc.
P.O. Box 80407
1001 Tillman Street
Memphis, Tennessee 38108-0407
(901) 320-8100
 (Name, address, and telephone number, including area code, of agent for service)

With a Copy to:
Thomas J. Friedmann Dechert LLP 1775 I Street, NW Washington, DC 20006 (202) 261-3300
CALCULATION OF REGISTRATION FEE
Title Of Securities To Be Registered	Amount To Be Registered	Proposed Maximum Offering Price Per Share (1)	Proposed Maximum Aggregate Offering Price	Amount Of Registration Fee
Common Stock of Buckeye Technologies Inc., par value $.01 per share to be issued under the Plan (2)	3,500,000 shares	$9.51	$33,285,000	$1,308.10
(1)  This amount is based upon the average of the high and low sale prices for shares of common stock of Buckeye Technologies Inc. (the “Registrant”), par value $.01 per share (the “Common Stock”), as reported on the New York Stock Exchange on June 13, 2008, and is used solely for the purpose of calculating the registration fee in accordance with paragraphs (c) and (h) of Rule 457 under the Securities Act of 1933.
(2)  Pursuant to Rule 416(a), this Registration Statement shall also cover any additional shares of Common Stock which become issuable under the 2007 Omnibus Incentive Compensation Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration, which results in an increase in the number of the outstanding shares of the Registrant.

11815077.6.TAX

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

The following documents are incorporated by reference in this registration statement:

(a)  The Registrant’s annual report on Form 10-K for the fiscal year ended June 30, 2007, filed on September 7, 2007, as amended by Form 10-K/A, filed on September 26, 2007, pursuant to Section 13(a) of the Securities Exchange Act of 1934 (the “1934 Act”); and

(b)  All other reports filed by the Registrant pursuant to Section 13(c) or 15(d) of the 1934 Act since June 30, 2007, including the Registrant’s quarterly reports for the quarters ended September 30, 2007, December 31, 2007 and March 31, 2008, filed on October 25, 2007, January 31, 2008 and May 6, 2008, respectively, pursuant to Section 13(a) of the 1934 Act; and

(c)  The description of the Common Stock contained in the registration statement on Form S-3, filed on June 4, 1996, as amended by Amendment No. 1 thereto, filed on June 11, 1996, and by Amendment No. 2 thereto, filed on June 27, 1996, including any amendment or report filed for the purpose of updating such description; and

(d)  All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the 1934 Act prior to the filing of a post-effective amendment to this Registration Statement, which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, will be deemed to be incorporated by reference into this Registration Statement.  Each document incorporated by reference into this Registration Statement will be deemed to be a part of this Registration Statement from the date of the filing of such document with the Securities and Exchange Commission, or the SEC, until the information contained in such document is superseded or updated by any subsequently filed document which is incorporated by reference into this Registration Statement.

Item 4.  Description of Securities.

Not applicable.

Item 5.  Interests of Named Experts and Counsel.

Not applicable.

Item 6.  Indemnification of Directors and Officers.

The Company is incorporated  under the laws of the State of Delaware.  Section 145 of the General  Corporation  Law of the State of Delaware ("Section 145") provides that a Delaware  corporation may indemnify any person who is, or is threatened to be made, a party to any  threatened, pending or completed action, suit or proceeding, whether civil, criminal,   administrative  or investigative (other than an action by or in the right of such corporation),  by reason of the fact that such person was an officer, director, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees) judgments, fines and amount paid in  settlement  actually and  reasonably incurred by such person in connection with such action,  suit or proceeding,  provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests and, with respect to any criminal  action or proceeding,  had no reasonable cause to believe that his conduct was illegal.  A Delaware corporation may  indemnify  any person who is, or is threatened to be made, a party to any  threatened,  pending or completed  action or suit by or in the right of the corporation by reason of the fact  that  such  person  was a director,  officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director,  officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys' fees) actually and reasonably  incurred by such person in connection with the defense or settlement of such action or suit,  provided  such person acted in good faith and in a manner he reasonably believed  to be in or not opposed to the corporation's  best interests except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation.  Where an officer or director is  successful  on the merits or otherwise in the defense of any action referred  to  above,  the corporation  must  indemnify him against the expenses which such  officer or director has actually and reasonably incurred.

The Company's Second Amended and Restated Certificate of Incorporation provides for the indemnification of directors and officers of the Company to the fullest extent permitted by Section 145.

In that regard, the Second Amended and Restated Certificate of Incorporation provides that the Company will indemnify any person who was or is a party  or is  threatened  to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the  corporation) by reason of the fact that he is or was a director or officer of such  corporation, or is or was serving at the request of such corporation as a director, officer or member of another  corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or  proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best  interests  of such corporation,  and,  with respect to any criminal  action or  proceeding, had no reasonable cause to  believe  his  conduct  was unlawful.  Indemnification  in connection  with an action or suit by or in the  right of such corporation  to procure a judgment in its favor is limited to payment of  settlement  of such an action or suit except that no such indemnification may be made in respect of any claim,  issue or matter as to which such person  will have been adjudged to be liable  for  negligence or misconduct  in the performance  of his duty to the indemnifying corporation  unless  and only to the  extent  that  the Court of Chancery of Delaware or the court in which such action or suit was brought determines that, despite the adjudication of liability but in  consideration of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court deems proper.

Item 7.  Exemption from Registration Claimed.

Not applicable.

Item 8.  Exhibits.

The following exhibits are filed herewith or incorporated by reference as part of this Registration Statement.

5.1            Opinion of Dechert LLP (counsel to the Registrant).

23.1            Consent of Ernst & Young LLP.

23.2            Consent of Dechert LLP (contained in opinion filed as Exhibit 5.1 to thisRegistration Statement).

24            Power of Attorney (set forth on signature page of this Registration Statement).

Item 9. Undertakings.

(a)            The undersigned registrant hereby undertakes:
1.            To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
i.            To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;
ii.            To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.
iii.            To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
provided however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

2.            That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
3.            To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
4.            That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
i.            if the registrant is relying on Rule 430B (§230.430B of this chapter):
A.            each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
B.            each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.  Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or
ii.            if the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

5.            That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
i.            any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
ii.            any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
iii.            the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
iv.            any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(b)            The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(h)            Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

The Registrant.  Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Memphis, State of Tennessee, on this 17th day of June 2008.

    BUCKEYE TECHNOLOGIES INC.

By: /s/ John B. Crowe
                                            John B. Crowe
                                       Chief Executive Officer